VistaGen Therapeutics to Present CardioSafe 3D(TM) Developments at Society of Toxicology's 52nd Annual Meeting

Poster Will Discuss Expanded and Improved Applications of Novel Pluripotent Stem-Based Screening System for Heart Toxicity

SOUTH SAN FRANCISCO, CA--(Marketwire - Mar 11, 2013) - VistaGen Therapeutics, Inc. (OTCQB : VSTA), a biotechnology company applying stem cell technology for drug rescue, predictive toxicology and drug metabolism assays, today announces it will feature key developments involving CardioSafe 3D™, its pluripotent stem cell-based bioassay system for heart toxicity, in a poster presentation at the Society of Toxicology's 52nd Annual Meeting, the world's premier toxicology conference, in San Antonio, Texas, on March 11, 2013, at 7:30 am PDT.

Dr. Hai-Qing Xian, Senior Scientist, will present VistaGen's poster titled "Development of Improved hESC-Based High-Throughput Screening Assays for Cardiotoxicity Assessment," which will detail the following expanded functional and electrophysiological results:

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Optimized differentiation protocols that, without selection, reproducibly yield more than 80% human cardiomyocytes (human heart cells) that function reliably in various established and newly developed assays relevant to cardiac drug effects

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The use of patented technology involving the CD172a cell surface marker, allows the purification of substantially pure (more than 95%) human cardiomyocytes

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The development of a series of fluorescence or luminescence-based high-throughput assays that are used to assess drug-induced: 1) necrosis; 2) apoptosis; 3) mitochondrial toxicity; and 4) oxidative stress of human cardiomyocytes

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New assays are validated using compounds that include: 1) inhibitors of protein kinases; 2) DNA intercalating agents; 3) ion-channel blockers; and 4) compounds that block the surface expression of critical ion-channels

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The assays measured drug effects with high sensitivity, yielding results consistent with known human biology of the compounds

H. Ralph Snodgrass, PhD, VistaGen's President and Chief Scientific Officer, stated, "I am very pleased with these results, because they confirm that our stem cell-based human cardiomyocyte screening systems will provide improved capabilities and resolution for our cardiac drug rescue programs, which we believe will contribute to the efficient and rapid identification of safer and highly effective new drug therapies."

About VistaGen Therapeutics

VistaGen is a biotechnology company applying human pluripotent stem cell technology for drug rescue, predictive toxicology and drug metabolism screening. VistaGen’s drug rescue activities combine its human pluripotent stem cell technology platform, Human Clinical Trials in a Test Tube™, with modern medicinal chemistry to generate novel, safer chemical variants (Drug Rescue Variants) of once-promising small molecule drug candidates. These are drug candidates discontinued by pharmaceutical companies, the U.S. National Institutes of Health (NIH) or university laboratories, after substantial investment in discovery and development, due to heart or liver toxicity or metabolism issues. VistaGen uses its pluripotent stem cell technology to generate early indications, or predictions, of how humans will ultimately respond to new drug candidates before they are ever tested in humans, bringing human biology to the front end of the drug development process.

VistaGen’s small molecule prodrug candidate, AV-101, has completed Phase 1 development for treatment of neuropathic pain. Neuropathic pain, a serious and chronic condition causing pain after an injury or disease of the peripheral or central nervous system, affects millions of people worldwide.

Visit VistaGen at http://www.VistaGen.com, follow VistaGen at http://www.twitter.com/VistaGen or view VistaGen’s Facebook page at http://www.facebook.com/VistaGen.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to the success of VistaGen's stem cell technology-based drug rescue, predictive toxicology and metabolism screening activities, further development of stem cell-based bioassay systems, clinical development and commercialization of AV-101 for neuropathic pain or any other disease or condition, its ability to enter into strategic predictive toxicology, metabolism screening, drug rescue and/or drug discovery, development and commercialization collaborations and/or licensing arrangements with respect to one or more drug rescue variants, cell therapies or AV-101, risks and uncertainties relating to the availability of substantial additional capital to support its research, drug rescue, development and commercialization activities, and the success of its research and development plans and strategies, including those plans and strategies related to any drug rescue variant or cell therapy identified and developed by VistaGen, or AV-101. These and other risks and uncertainties are identified and described in more detail in VistaGen's filings with the Securities and Exchange Commission (SEC). These filings are available on the SEC's website at www.sec.gov. VistaGen undertakes no obligation to publicly update or revise any forward-looking statements.

For more information:

Shawn K. Singh, J.D. Chief Executive Officer VistaGen Therapeutics, Inc. www.VistaGen.com 650-244-9990 x224 Investor.Relations@VistaGen.com	Mission Investor Relations IR Communications Atlanta, Georgia www.MissionIR.com 404-941-8975 Investors@MissionIR.com